                                              Registration No. _______________
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                       TELEDYNE TECHNOLOGIES INCORPORATED
             (Exact name of registrant as specified in its charter)

           DELAWARE                                             25-1843385
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                          12333 WEST OLYMPIC BOULEVARD
                          LOS ANGELES, CALIFORNIA 90064
                    (Address of principal executive offices)

                       TELEDYNE TECHNOLOGIES INCORPORATED
                  1999 NON-EMPLOYEE DIRECTOR COMPENSATION PLAN
                            (Full title of the plan)

                                 JOHN T. KUELBS
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       TELEDYNE TECHNOLOGIES INCORPORATED
                          12333 WEST OLYMPIC BOULEVARD
                          LOS ANGELES, CALIFORNIA 90064
                     (Name and address of agent for service)

                                 (310) 893-1600
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================
              TITLE OF                                      PROPOSED MAXIMUM     PROPOSED MAXIMUM         AMOUNT OF
             SECURITIES                  AMOUNT TO BE        OFFERING PRICE          AGGREGATE           REGISTRATION
          TO BE REGISTERED                REGISTERED           PER SHARE          OFFERING PRICE             FEE
--------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per         200,000(1)(2)         $13.635              $2,727,000 (3)          $220.89
share
==========================================================================================================================

         (1) This Registration Statement also registers additional securities to be offered or issued upon adjustment or changes made to the registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended (the "Securities Act").

         (2) Includes preferred stock purchase rights. Prior to the occurrence of certain events, the preferred stock purchase rights will not be evidenced separately from the common stock.

         (3) Estimated solely for the purpose of calculating the registration fee under Rule 457(h), based on the average of the high and low prices for the Registrant's Common Stock reported on the New York Stock Exchange on April 21, 2003.
-------------------------------------------------------------------------------

                                EXPLANATORY NOTE

         This Registration Statement is being filed to register an additional 200,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of Teledyne Technologies Incorporated (the "Registrant") as a result of an increase in the number of shares of Common Stock issuable under the Teledyne Technologies Incorporated 1999 Non-Employee Director Compensation Plan, as amended. The earlier Registration Statement on Form S-8 filed by the Registrant with the Commission on November 30, 1999 (File No. 333-91791) is hereby incorporated by reference. This incorporation by reference is made pursuant to General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which there has been filed a Registration Statement on Form S-8 relating to the same employee benefit plan.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      ITEM 3.     EXHIBITS.

         The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), are incorporated by reference into this Registration Statement: (i) the Registrant's Annual Report on Form 10-K filed with the Commission for the fiscal year ended December 29, 2002 and (ii) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10, as amended, filed with the Commission (File No. 001-15295).

         All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Teledyne Technologies Incorporated 1999 Non-Employee Director Compensation Plan, as amended (the "Plan") meeting the requirements of Section 10(a) of the Securities Act.


      ITEM 8.     EXHIBITS.

         The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

      EXHIBIT NO.                   DESCRIPTION
      -----------                   -----------

         5.1 Opinion of Melanie S. Cibik regarding the legality of the shares being registered.

         23.1         Consent of Ernst & Young LLP, independent auditors.

         23.2 Consent of Melanie S. Cibik (included in the Opinion filed as Exhibit 5.1).

         24.1         Power of Attorney.

         24.2         Power of Attorney.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 23rd day of April, 2003.

                            TELEDYNE TECHNOLOGIES INCORPORATED


                            By:  /s/ Robert Mehrabian
                                ------------------------------------------
                                Robert Mehrabian
                                Chairman, President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated:

            Signature                                Capacity                              Date
            ---------                                --------                              ----

/s/Robert Mehrabian                    Chairman, President and Chief Executive        April 23, 2003
--------------------------------       Officer (Principal Executive Officer)
Robert Mehrabian


/s/ Robert J. Naglieri                 Senior Vice President and Chief Financial      April 23, 2003
--------------------------------       Officer  (Principal Financial Officer)
Robert J. Naglieri


/s/ Dale A. Schnittjer                 Vice President and Controller (Principal       April 23, 2003
--------------------------------       Accounting Officer)
Dale A. Schnittjer


                *                      Director                                       April 23, 2003
--------------------------------
Robert P. Bozzone


                *                      Director                                       April 23, 2003
--------------------------------
Frank V. Cahouet


               *                       Director                                       April 23, 2003
--------------------------------
Diane C. Creel


            Signature                                Capacity                              Date
            ---------                                --------                              ----

                *                      Director                                       April 23, 2003
--------------------------------
Charles Crocker


                *                      Director                                       April 23, 2003
--------------------------------
Paul D. Miller


               *                       Director                                       April 23, 2003
--------------------------------
Charles H. Noski


                *                      Director                                       April 23, 2003
--------------------------------
Charles J. Queenan, Jr.


                *                      Director                                       April 23, 2003
--------------------------------
Michael T. Smith


* /s/ Melanie S. Cibik
--------------------------------
Melanie S. Cibik
Pursuant to Powers of Attorney

                                  EXHIBIT INDEX

   EXHIBIT NO.                         DESCRIPTION
   -----------                         -----------

       5.1 Opinion of Melanie S. Cibik LLP regarding the legality of the shares being registered.

       23.1        Consent of Ernst & Young LLP, independent auditors.

       23.2 Consent of Melanie S. Cibik LLP (included in the Opinion filed as Exhibit 5.1).

       24.1        Power of Attorney.

       24.2        Power of Attorney.